Exhibit 24(b)(8.9)

June 24, 2008

ING Life Insurance and Annuity Company

ING National Trust

ING USA Annuity and Life Insurance Company

ReliaStar Life Insurance Company

ReliaStar Life Insurance Company of New York

Systematized Benefits Administrators Inc.

RE:    Assignment of Rule 22c-2 Agreement

Dear Sir/Madam:

We are pleased to inform you that AMR Corporation, the current parent of American Beacon Advisors, Inc. (“American Beacon”), is selling most of its interest in American Beacon.  In this transaction, Lighthouse Holdings, Inc. will acquire all of the outstanding capital stock of American Beacon.  TPG Partners V, L.P. and Pharos Capital Group, LLC are the shareholders of Lighthouse Holdings, Inc.  AMR Corporation will continue to hold an indirect, minority interest in American Beacon after the sale: it will receive, as part of the consideration for the sale of American Beacon shares, common stock of Lighthouse Holdings, Inc. representing 10% of Lighthouse Holdings, Inc.’s equity on a fully-diluted basis.

The transaction will not change our investment advisory services to the American Beacon Funds and the sales, portfolio management and client services teams you work with today will remain intact.  However, the sale of American Beacon will result in a change in control of American Beacon and, therefore, is deemed to constitute an “assignment” of your existing Rule 22c-2 Agreement with us within the meaning of the Advisers Act of 1940, as amended.  Consequently, we must obtain your written consent to the continuation of your agreement(s) with American Beacon after the sale closes.  To this end, we ask that you please countersign this letter below to indicate your consent and return the signed version to us by July 3, 2008.   Please keep a copy for your files.

Please contact us to discuss any questions you may have.  We continue to appreciate the opportunity to serve you.

Sincerely,

/s/ Rosemary Behan

Rosemary K. Behan, Esq.

Vice President, Legal & Compliance

Consent to Assignment of Rule 22c-2 Agreement

Agreed and consented to by:

ING LIFE INSURANCE AND ANNUITY COMPANY

/s/ Jacqueline Salamon

Signature

Jacqueline Salamon

Printed Name

Authorized Representative

Title

June 27, 2008

Date

Agreed and consented to by:

ING NATIONAL TRUST

/s/ Jacqueline Salamon

Signature

Jacqueline Salamon

Printed Name

Authorized Representative

Title

June 27, 2008

Date

Agreed and consented to by:

ING USA ANNUITY AND LIFE INSURANCE COMPANY

/s/ Jacqueline Salamon

Signature

Jacqueline Salamon

Printed Name

Authorized Representative

Title

June 27, 2008

Date

Agreed and consented to by:

RELIASTAR LIFE INSURANCE COMPANY

/s/ Jacqueline Salamon

Signature

Jacqueline Salamon

Printed Name

Authorized Representative

Title

June 27, 2008

Date

Agreed and consented to by:

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

/s/ Jacqueline Salamon

Signature

Jacqueline Salamon

Printed Name

Authorized Representative

Title

June 27, 2008

Date

Agreed and consented to by:

SYSTEMATIZED BENEFITS ADMINISTRATORS INC.

/s/ Jacqueline Salamon

Signature

Jacqueline Salamon

Printed Name

Authorized Representative

Title

June 27, 2008

Date